Registration Statement No. 333-131266
Filed pursuant to Rule 433

MARKET VECTORS

1.888.MKT.VCTR

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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global
SINCE 1955

Market Vectors Currency ETNs



EXCHANGE TRADED NOTES

How can you use Market Vectors ETNs as part of your investment program?

Currency ETNs

- **Chinese Renminbi/USD ETN**
- **Indian Rupee/USD ETN**

For individual investors and financial professionals alike, Market Vectors Currency ETNs provide an innovative, convenient way to trade, hedge or invest in dynamic world currency markets.

Frequently Asked Questions

What are Market Vectors Currency ETNs?

– Market Vectors Currency Exchange-Traded Notes are senior, unsecured debt securities issued by Morgan Stanley that deliver exposure to the exchange rate between U.S. dollars and foreign currencies. They are not equities or index funds, but do possess some trading advantages of these products.

What are the advantages of exchange-traded notes?

– Exchange-traded notes allow for convenient access to the returns of market benchmarks, minus investor fees(1). They offer trading flexibility not unlike equities and are traded on an exchange throughout the day. ETNs can act as an effective hedging tool, as they can be traded long or short. ETNs typically seek to offer cost-effective investments in previously cumbersome, expensive or difficult-to-access sectors of the market. Please speak to your financial advisor for more information. Talk with your tax professional about information regarding recent tax rulings on ETNs.

How do ETNs generate returns?

– Investors may trade ETNs on an exchange at market price or receive a principal payment upon maturity or early redemption(2), based on Index performance, less investor fees(1).

Features and Benefits

Easy Access

provides exposure to difficult-to-access currency markets in the form of a single securities transaction

Major World Currencies

participate in the currencies of some of the world's largest and most important countries

Indices Seek to Track the Spot Exchange Rate

achieved by currency forward contract plus short term deposits

Who is the issuer?

-    Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The credit ratings for Morgan Stanley's senior debt are Aa3 for Moody's and AA- for Standard
     & Poor's. The outlook for Morgan Stanley's senior debt rating by each rating agency is negative, and Standard & Poor's placed the senior debt credit ratings on Credit Watch with negative implications on December 19,
     2007.

How can you buy and sell Market Vectors ETNs?

-    Market Vectors ETNs will be listed on NYSE Arca. You can buy and sell
     Market Vectors ETNs through a broker at any time and will be subject to brokerage commissions. You may sell Market Vectors ETNs in several ways.
     You can sell the notes in the secondary market during trading hours. You may also choose early redemption if you own a large block of ETNs, typically 50,000 units, and redeem the block directly to the issuer (see the procedures for redemption(2) set forth in the applicable prospectus).
     Alternatively, you may hold the ETNs until maturity and receive a cash payment from the issuer based upon the positive or negative performance of the underlying index, less investor fees(1).

What are the risks of investing in ETNs?

ETNs are not secured debt; there is no principal protection; the ETNs do not pay interest and the issuer is subject to default risk. Apart from default risk, there is also credit rating risk. That is, if the issuer's credit rating is downgraded, the ETN's value may decrease even while the underlying index rises. The underlying index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

1 The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index business day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 Investors must make a request to redeem at least 50,000 units of the ETNs directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

The ETNs are not rated. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit ratings set forth above are on negative outlook (S&P also placed Morgan Stanley's rating on
Credit Watch with negative implications on December 19, 2007).

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your Market Vectors Currency
ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Currency ETNs are subject to significant risk of loss. Risks include exposure to: single currency exchange rates; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets;
and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's(R)," "S&P(R)," "S&P Chinese Renminbi Total Return Index" and
"S&P Indian Rupee Total Return Index" are trademarks of The McGraw-Hill
Companies, Inc. and have been licensed for use by Morgan Stanley. The Market
Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The
McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors
Currency ETNs.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

MARKET VECTORS

1.888.MKT.VCTR

Prices | Month End Returns | Quarter End Retuns

Market Vectors Currency ETNs — Prices

March 14, 2008

Product Name	Last Price	Volume	Daily Change Last Price	YTD Change Last Price	Historical Prices
Market Vectors Indian Rupee/USD ETN INR	$40.00	0	$0.00 + 0.0%	n/a	
Market Vectors Chinese Renminbi/USD ETN CNY	$40.00	0	$0.00 + 0.0%	n/a	

Market Vectors Currency ETNs — Month End Returns

February 29, 2008

Product Name	1yr	3yr	5yr	10yr	Since Inception	Inception Date
Market Vectors Chinese Renminbi/USD ETN CNY	n.a.	n.a.	n.a.	n.a.	n.a.	03/14/2008
Market Vectors Indian Rupee/USD ETN INR	n.a.	n.a.	n.a.	n.a.	n.a.	03/14/2008

Market Vectors Currency ETNs — Quarter End Retuns

December 31, 2007

Product Name	1yr	3yr	5yr	10yr	Since Inception	Inception Date
Market Vectors Chinese Renminbi/USD ETN CNY	n.a.	n.a.	n.a.	n.a.	n.a.	03/14/2008
Market Vectors Indian Rupee/USD ETN INR	n.a.	n.a.	n.a.	n.a.	n.a.	03/14/2008

The Market Vectors Currency ETNs are senior unsecured debt obligations of Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your Market Vectors Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. **Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.**

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Currency ETNs are subject to significant risk of loss. Risks include exposure to: single currency exchange rates; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's®," "S&P®," "S&P Chinese Renminbi Total Return Index" and "S&P Indian Rupee Total Return Index" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The Market Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors Currency ETNs.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors Currency ETNs.

- Home
- Prices and Returns
- Product Facts
- Index Facts
- Index Values and Returns
- Literature
- Prospectuses
- How to Purchase
- In the News
- Request Literature
- Contact Us

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global SINCE 1955

FEEDBACK | SITE MAP | LEGAL

1.888.MKT.VCTR

    *    Home
    *    Prices and Returns
    *    Product Facts
          o Chinese Renminbi/USD ETN
          o Indian Rupee/USD ETN
    *    Index Facts
          o Chinese Renminbi/USD ETN
          o Indian Rupee/USD ETN
    *    Index Values and Returns
    *    Literature
    *    Prospectuses
    *    How to Purchase
    *    In the News
    *    Request Literature
    *    Contact Us

----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

Product Facts Index Facts

Chinese Renminbi/USD ETN (CNY)

Market Vectors Currency Exchange Traded Notes are senior, unsecured debt securities issued by Morgan Stanley that deliver exposure to the exchange rate of foreign currencies.

The Market Vectors-Chinese Renminbi/USD ETN seeks to track the performance of the S&P Chinese Renminbi Total Return Index (SPCBCNY), less investor fees(1).
Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption(2), a cash payment from the issuer based on
Index performance, less investor fees(1).

Performance History      More Info

Month-End       |       Quarter-End
As of February 29, 2008

                     LIFE*   1 MO    YTD     1 YR    5 YR+   10 YR+
-------------------------------------------------------------------------------
INDEX(SPCBCNY)       n.a.    0.61%   2.10%   8.07%   n.a.    n.a.
--------------
ETN(CNY)             n.a.    n.a.    n.a.    n.a.    n.a.    n.a.
-------------------------------------------------------------------------------
                                             *Commencement date: March 14, 2008
                                                                    +Annualized

As of December 31, 2007

                       LIFE*   1 MO     YTD            1 YR    5 YR+   10 YR+
-------------------------------------------------------------------------------
INDEX(SPCBCNY)         n.a.    0.96%   6.78%   6.78%   n.a.    n.a.
--------------
ETN(CNY)               n.a.    n.a.    n.a.    n.a.    n.a.    n.a.
-------------------------------------------------------------------------------
                                             *Commencement date: March 14, 2008
                                                                    +Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the
ETN receiving a positive return on their investment. o ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. o For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

Associated Risks

Currency Risk
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer Default Risk
not secured debt; subject to credit risk

Policy Risk
change in Chinese foreign exchange policy could cause drop in value

Non-Diversification Risk
susceptible to single market events

Tracking Risk
index may deviate substantially from the spot exchange rate

Products Details     Fact Sheet PDF

TICKER                                       CNY
-------------------------------------------------------------------------------
INTRADAY INDICATIVE VALUE3                   CNYIV
-------------------------------------------------------------------------------
MARKET CAP  (3/14/2008)                      $4M
-------------------------------------------------------------------------------
INCEPTION DATE                               03/14/2008
-------------------------------------------------------------------------------
MATURITY DATE                                03/31/2020
-------------------------------------------------------------------------------
YEARLY INVESTOR FEE1                         0.55%
-------------------------------------------------------------------------------
EXCHANGE                                     NYSE Arca
-------------------------------------------------------------------------------

Features and Benefits

Easy Access
provides exposure to RMB market in the form of a single securities transaction

Major World Currency
participate in the currency of one of the world's largest and most important countries

Index Seeks to Track the Spot Exchange Rate
achieved by currency forward contracts plus short term deposits

Issuer Details

ISSUER                             Morgan Stanley
-------------------------------------------------------------------------------
S&P RATING                         AA-
-------------------------------------------------------------------------------
MOODY'S RATING                     Aa3
-------------------------------------------------------------------------------
The ETNs are not rated. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit ratings set forth above are on negative outlook (S&P also placed Morgan Stanley's rating on
Credit Watch with negative implications on December 19, 2007).

1 The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Chinese Renminbi/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

3 Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative
Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday
Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

The CNY ETNs are senior unsecured debt obligations of Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their CNY ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the CNY ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated
principal amount of your CNY ETNs at maturity or upon our earlier repurchase.
In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors
Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

CNY ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

CNY ETNs are subject to significant risk of loss. Risks include exposure to: a single, government-controlled currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the CNY ETNs are not trading; changes in interest rate levels; government intervention in the currency markets;
geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan
Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the CNY ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's(R)," "S&P(R)" and "S&P Chinese Renminbi Total Return Index"
are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The CNY ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies,
Inc. makes no representation regarding the advisability of investing in the CNY
ETNs.

Van Eck Securities Corporation is the exclusive marketer of the CNY ETNs.

MARKET VECTORS

1.888.MKT.VCTR

- Home
- Prices and Returns
- Product Facts
- Index Facts
- Index Values and Returns
- Literature
- Prospectuses
- How to Purchase
- In the News
- Request Literature
- Contact Us

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global
SINCE 1955

Product Facts | Index Facts

Indian Rupee/USD ETN (INR)


MARKET VECTORS
INR
Indian Rupee/USD ETN

Market Vectors Currency Exchange Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Indian Rupee/USD ETN seeks to track the performance of the **S&P Indian Rupee Total Return Index (SPCBINR)**, less investor fees(1). Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption(2), a cash payment from the issuer based on Index performance, less investor fees(1).

Performance History

More Info

Month-End | Quarter-End

As of February 29, 2008

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (SPCBINR)	n.a.	-1.15%	-0.54%	18.70%	9.19%	n.a.
ETN(INR)	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

*Commencement date: March 14, 2008

†Annualized

Month-End | **Quarter-End**

As of December 31, 2007

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (SPCBINR)	n.a.	1.23%	20.97%	20.97%	n.a.	n.a.
ETN(INR)	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

*Commencement date: March 14, 2008

†Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

Product Details

Fact Sheet PDF

TICKER	INR
INTRADAY INDICATIVE VALUE[3]	INRIV
MARKET CAP (3/14/2008)	$4M
INCEPTION DATE	03/14/2008
MATURITY DATE	03/31/2020
YEARLY INVESTOR FEE[1]	0.55%
EXCHANGE	NYSE Arca

Features and Benefits

Easy Access

provides exposure to rupee market in the form of a single securities transaction

Major World Currency

participate in the currency of one of the world's largest and most important countries

Index Seeks to Track the Spot Exchange Rate

achieved by currency forward contracts plus short term deposits

Issuer Details

ISSUER	Morgan Stanley
S&P RATING	AA-
MOODY'S RATING	Aa3

The ETNs are not rated. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit ratings set forth above are on negative outlook (S&P also placed Morgan Stanley's rating on Credit Watch with negative implications on December 19, 2007).

1 The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Indian Rupee/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

3 Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative
Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday
Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

The INR ETNs are senior unsecured debt obligations of Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their INR ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the INR ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated
principal amount of your INR ETNs at maturity or upon our earlier repurchase.
In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors
Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

INR ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

INR ETNs are subject to significant risk of loss. Risks include exposure to: a single currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the INR ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economical, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the INR ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's(R)," "S&P(R)" and "S&P Indian Rupee Total Retrn Index" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The INR ETNs are not sponsored, endorsed, sold or promoted by
The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the INR ETNs.

Van Eck Securities Corporation is the exclusive marketer of the INR ETNs.

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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

Product Facts            Index Facts

S&P Chinese Renminbi Total Return Index (SPCBCNY)

S&P Chinese Renminbi Total Return Index (SPCBCNY) seeks to track the performance of the Chinese renminbi versus the U.S. dollar.

The Index represents an investment in rolling three-month non-deliverable currency forward contracts. Each contract is held until maturity, cash settled and then rolled over into a new contract.

Index Details

                    As of 3/14/2008
-------------------------------------
TICKER              SPCBCNY
-------------------------------------
REUTERS TICKER      .SPCBCNY
-------------------------------------
INITIAL LEVEL       114.37
-------------------------------------
CURRENT LEVEL       114.37
-------------------------------------
52-WEEK HIGH        114.48
-------------------------------------
52-WEEK LOW         105.40
-------------------------------------

Currency Performance History
[Graph]
The Index has increased 13.88% since January 2006 (as of February 29, 2008).

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual CNY ETNs performance.
Index performance does not reflect investor fees.

Performance History      More Info

Month-End       |       Quarter-End

As of February 29, 2008

        1 MO     YTD    1 YR    5 YR+   10 YR+
---------------------------------------------------------
INDEX   0.61%   2.10%   8.07%   n.a.    n.a.
                                                       +Annualized

As of December 31, 2007

        1 MO     YTD    1 YR    5 YR+   10 YR+
---------------------------------------------------------
INDEX   0.96%   6.78%   6.78%   n.a.    n.a.
                                                       +Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the
ETN receiving a positive return on their investment. o ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. o For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

Index Provider
Standard & Poor's

2 Year Index Statistics

                              As of 2/29/2008
-----------------------------------------------------------
CORRELATION
(TO S&P 500)                  -0.37
-----------------------------------------------------------
CORRELATION
(TO LEHMAN AGG. BOND INDEX)   0.28
-----------------------------------------------------------
CORRELATION
(TO MSCI EAFE)               -0.44
-----------------------------------------------------------
CORRELATION
(TO DOW JONES AIG INDEX)      0.21
-----------------------------------------------------------
CORRELATION
(TO USD AS MEASURED BY DXY)  -0.01
-----------------------------------------------------------
VOLATILITY                    1.31
-----------------------------------------------------------
Volatility is the annualized standard deviation of monthly returns.

1 The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

"Standard & Poor's(R)," "S&P(R)" and "S&P Chinese Renminbi Total Return Index" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The CNY ETNs are not sponsored, endorsed, sold or promoted by
The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the CNY ETNs.

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual CNY ETNs performance.
Index performance does not reflect investor fees.

Index performance does not reflect investor fees(1). For all periods prior to
March 12,2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

Product Facts            Index Facts

S&P Indian Rupee Total Return Index (SPCBINR)

S&P Indian Rupee Total Return Index (SPCBINR) seeks to track the performance of the Indian rupee versus the U.S. dollar.

The Index represents an investment in rolling three-month non-deliverable currency forward contracts. Each contract is held until maturity, cash settled and then rolled over into a new contract.

Index Details

                    As of 3/14/2008
-----------------------------------------------
TICKER              SPCBINR
-----------------------------------------------
REUTERS TICKER      .SPCBINR
-----------------------------------------------
INITIAL LEVEL       155.37
-----------------------------------------------
CURRENT LEVEL       155.37
-----------------------------------------------
52-WEEK HIGH        160.11
-----------------------------------------------
52-WEEK LOW         132.62
-----------------------------------------------

Currency Performance History
[Graph]
The Index has increased 9.2% since January 2003 (as of February 29, 2008).

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual INR ETNs performance.
Index performance does not reflect investor fees.

Performance History           More Info.

Month-End       |       Quarter-End

As of February 29, 2008

        1 MO     YTD    1 YR    5 YR+   10 YR+
---------------------------------------------------------
INDEX   -1.15%  -0.54%  18.70%  9.19%   n.a.
                                             +Annualized

As of December 31, 2007

        1 MO     YTD    1 YR    5 YR+   10 YR+
---------------------------------------------------------
INDEX   1.23%   20.97%  20.97%  n.a.    n.a.
                                             +Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the
ETN receiving a positive return on their investment. o ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. o For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

1 The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

"Standard & Poor's(R)," "S&P(R)" and "S&P Chinese Renminbi Total Return Index" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The CNY ETNs are not sponsored, endorsed, sold or promoted by
The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the CNY ETNs.

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual CNY ETNs performance.
Index performance does not reflect investor fees.

Index performance does not reflect investor fees(1). For all periods prior to
March 12,2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

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    *    Contact Us

----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

     Values and Cumulative Returns | Month End Returns | Quarter End Retuns

   Indices - Values and Cumulative Returns
                                                                                 Historical
As of 03/14/2008+        Daily   YTD     3 Mths  6 Mths  1 Yr    3 Yrs   5 Yrs   Prices
-------------------------------------------------------------------------------------------
SPCBCNY
S&P Chinese Renminbi
Total Return Index       -0.1    2.5     3.5     5.1     8.4     n.a.    n.a.
-------------------------------------------------------------------------------------------
SPCBINR
S&P Indian Rupee
Total Return Index       -0.5    -1.9    -1.7    2.7     16.6    32.0    52.8
-------------------------------------------------------------------------------------------
                                                                    +Cumulative

                               February 29, 2008
                                                         Since        Inception
Index Name               1yr     3yr+    5yr+    10yr+   Inception    Date
-------------------------------------------------------------------------------
S&P Chinese Renminbi
Total Return Index
SPCBCNY                  8.07    n.a.    n.a.    n.a.    n.a.         01/03/2006
-------------------------------------------------------------------------------
S&P Indian Rupee
Total Return Index
SPCBINR                  18.70   10.31   9.19    n.a.    n.a.         01/03/2003
-------------------------------------------------------------------------------
                                                                    +Annualized

                               December 31, 2007

                                                         Since        Inception
Index Name               1yr     3yr+    5yr+    10yr+   Inception    Date
-------------------------------------------------------------------------------
S&P Chinese Renminbi
Total Return Index
SPCBCNY                  6.78    n.a.    n.a.    n.a.    n.a.         01/03/2006
-------------------------------------------------------------------------------
S&P Indian Rupee
Total Return Index
SPCBINR                  20.97   10.34   n.a.    n.a.    n.a.         01/03/2003
-------------------------------------------------------------------------------
                                                                    +Annualized

"Standard & Poor's(R)," "S&P(R)," "S&P Chinese Renminbi Total Return Index" and
"S&P Indian Rupee Total Return Index" are trademarks of The McGraw-Hill
Companies, Inc. and have been licensed for use by Morgan Stanley. The Market
Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The
McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors
Currency ETNs.

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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

 Product Fact Sheets |   Prospectuses

Market Vectors ETNs Literature - Product Fact Sheets

Market Vectors Currency ETNs Quick Facts
Market Vectors-Chinese Renminbi/USD ETN
Market Vectors-Indian Rupee/USD ETN

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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

 Product Fact Sheets | Prospectuses

Market Vectors ETNs Literature - Prospectuses

Market Vectors-Chinese Renminbi/USD ETN
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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

How To Purchase - Market Vectors Currency ETNs

Utilizing ETNs

How can you use Market Vectors ETNs as part of your investment program?

Exchange-traded notes allow for convenient access to the returns of market benchmarks, minus investor fees. They offer trading flexibility not unlike equities and are traded on an exchange throughout the day. ETNs can act as an effective hedging tool, as they can be traded long or short. ETNs typically seek to offer cost-effective investments in previously cumbersome, expensive or difficult-to-access sectors of the market. Please speak to your financial advisor for more information. Talk with your tax professional about information regarding recent tax rulings on ETNs.

For more information about these and other uses, you should discuss Market
Vectors ETNs with your investment advisor. ETNs are debt securities; they are not equities or index funds.

Price Information

How can you find price information about Market Vectors ETNs?

The market price of Market Vectors ETNs may be found on financial websites and in some major newspapers. Your financial professional can also provide you with this information.

Because Market Vectors ETNs are debt securities and not mutual funds or exchange-traded funds, they do not have a net asset value (NAV). Each will, however, have an indicative value, meant to approximate their intrinsic economic value.

Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed under Product Facts, are meant to approximate the intrinsic economic value of each ETN. Intraday
Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination.
Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

Published index levels from sponsors of indexes underlying the Market Vectors
ETNs may occasionally be subject to postponement or delay. Any such postponement or delay will affect the Current Index Level and therefore the indicative value of Market Vectors ETNs. The actual trading price of Market
Vectors ETNs may differ from their indicative value.

Buy and Sell

How can you buy and sell Market Vectors ETNs?

Market Vectors ETNs will be listed on NYSE Arca. You can buy and sell Market
Vectors ETNs through a broker at any time and will be subject to brokerage commissions. You may sell Market Vectors ETNs in several ways. You can sell the notes in the secondary market during trading hours. You may also choose early redemption if you own a large block of ETNs, typically 50,000 units, and redeem the block directly to the issuer (see the procedures for redemption set forth in the applicable prospectus). Alternatively, you may hold the note until maturity and receive a cash payment from the issuer based upon the positive or negative performance of the underlying index, less investor fees.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.
The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your Market Vectors Currency
ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Currency ETNs are subject to significant risk of loss. Risks include exposure to: single currency exchange rates; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets;
and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's(R)," S&P(R)," "S&P Chinese Renminbi Total Return Index" and
"S&P Indian Rupee Total Return Index" are trademarks of The McGraw-Hill
Companies, Inc. and have been licensed for use by Morgan Stanley. The Market
Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The
McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors
Currency ETNs.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
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Market Vectors ETNs In The News

Press Releases

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prospectus in that registration statement and other documents Morgan Stanley
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offering of the Market Vectors Currency ETNs. You may get these documents for
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Request Product Literature
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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
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Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a
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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

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----------------------------
Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer. logo

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